Exhibit 10.1

EXECUTION VERSION

QUOTIENT LIMITED

WARRANT AGENT AGREEMENT

WARRANT AGENT AGREEMENT (this “Warrant Agent Agreement”) made as of May 23, 2014, and effective as of April 30, 2014 (the “Issuance Date”), between Quotient Limited, a company organized under the laws of Jersey, with its registered office at Elizabeth House, 9 Castle Street, St. Helier, Y9, JE2 3RT (the “Company”), and Continental Stock Transfer & Trust Co., with offices at 17 Battery Place, 8th Floor, New York, New York 10004 (“Warrant Agent”).

WHEREAS, the Company has completed a public offering (the “Offering”) of units (the “Units”), each consisting of one ordinary share, no par value (the “Ordinary Shares”), and one warrant (“Warrants”) to purchase 0.8 of one Ordinary Share at an exercise price of $8.80 per whole Ordinary Share, and, in connection therewith, has issued and delivered 5,000,000 Warrants to public investors in the Offering; and

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement, No. 333-194390 on Form S-1 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”) of, among other securities, the Warrants and the Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”), and such Registration Statement was declared effective on April 24, 2014; and

WHEREAS, Continental Stock Transfer & Trust Co. currently acts on behalf of the Company as the transfer agent and registrar for the Ordinary Shares; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Warrant Agent Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agent Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant has been issued in registered form only in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and has been signed by, or bears the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer or Treasurer, Secretary or Assistant Secretary of the Company. All of the Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2. Registration.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of the original issuance and the registration of any transfer of the Warrants. The Warrant Agent shall register the Warrants in the names of the respective holders of the Warrants (the “Holders”) in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) Business Days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive warrant certificates (each a “Definitve Warrant Certificate”) in physical form evidencing such Warrants. Such Definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A.

As used herein, the term “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the State of New York or Jersey, Channel Islands shall not be regarded as a Business Day.

2.2.2. Beneficial Owner; Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and the Warrant Agent shall not be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant which shall be the registered holder of such Warrants. As used herein, the term “Holder” refers only to a registered holder of the Warrants.

3. Exercise of Warrants.

3.1. Exercise of Warrants.

3.1.1. Exercise of a Warrant. Exercise of the purchase rights represented by a Warrant may be made, in whole or in part, at any time or times on or after July 24, 2014 and on or before the Termination Date (as defined in the Warrants) by delivery to the Warrant Agent at its corporate trust department of a duly executed facsimile copy of the Notice of Exercise Form attached to the form of Warrant annexed hereto as Exhibit A; and, within three (3) Trading Days (as defined in the Warrants) of the date said Notice of Exercise is delivered to the Warrant Agent, the Warrant Agent shall have received payment of the aggregate Exercise Price (as defined in the Warrant) of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender a Warrant to the Warrant Agent until the Holder has purchased all of the Warrant Shares available thereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender the Warrant to the Warrant Agent for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Warrant Agent. Surrender of Warrants shall be made either by delivering to the Warrant Agent at its corporate trust department the Definitive Warrant Certificate evidencing such Warrants or, in the case of a Book Entry Warrant Certificate, the Warrants shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time. Partial exercises of a Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable thereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Agent shall maintain in the Warrant Register records showing the number of Warrant Shares purchased and the date of such purchases.

If a Notice of Exercise is received or deemed to be received after the Termination Date, the exercise pursuant thereto will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Warrant Agent. The Warrant Agent, on behalf of the Company, shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.

The Warrant Agent shall promptly deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.1.2. Delivery of Certificates Upon Exercise. Subject to Section 6, certificates for shares purchased under a Warrant shall be transmitted or delivered as set forth in this Section 3.1.2 by the date that is three (3) Trading Days after the latest of (A) the delivery to the Warrant Agent of the Notice of Exercise Form, (B) surrender of the Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth in Section 3.1.1 (such date, the “Warrant Share Delivery Date”). A Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Warrant Agent (the “Exercise Date”).

The Warrant Agent shall, by 11:00 A.M. New York City time on the Trading Day following the Exercise Date of any Warrant, advise the Company or the transfer agent and registrar for the Ordinary Shares (the “Transfer Agent”) in respect of (a) the number of Warrant Shares issuable upon such exercise in accordance with the terms and conditions of the Warrant, (b) the instructions of each Holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by such Warrant after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or the Transfer Agent shall reasonably require.

The Company shall, by 5:00 P.M., New York City time, on the Warrant Share Delivery Date of any Warrant and the clearance of the funds in payment of the aggregate Exercise Price (and all taxes required to be paid by the Holder, if any, pursuant to the Warrant), execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York City time, on the Warrant Share Delivery Date, transmit such Warrant Shares to, or upon the order of, such Holder.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of any Warrant, provided the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall cause the Transfer Agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.1.3 Delivery of New Warrants Upon Exercise. If a Warrant shall have been exercised in part, the Warrant Agent shall, at the request of a Holder and upon surrender of the Definitive Warrant Certificate or the Book-Entry Warrant Certificate, as applicable, evidencing such Warrant as set forth in Section 3.1.1, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Definitive Warrant Certificate or Book-Entry Warrant Certificate, as set forth in this Section 3.1.3, evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by such Warrant, which new Warrant shall in all other respects be identical with such Warrant. If a Warrant evidenced by a Definitive Warrant Certificate is exercised in part, a new Definitive Warrant Certificate shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agent Agreement, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder. If a Warrant evidenced by a Book-Entry Warrant Certificate is exercised in part, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

3.1.4 Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

3.1.5 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares or credit such Holder’s balance account with the Depositary) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with the

Depositary and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the VWAP (as defined in the Warrants) on the Exercise Date.

3.1.6 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

3.1.7 Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, a Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the form of Warrant annexed hereto as Exhibit A duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4. Adjustments.

4.1. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares pursuant to the terms of the Warrants, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.2. Form of Warrant. The Company may at any time make any change in the form of Warrant annexed hereto as Exhibit A pursuant to the terms of the Warrants.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. Subject to compliance with applicable securities laws, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, together with a written assignment of the Warrant substantially in the form attached to the form of Warrant annexed hereto as Exhibit A, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written assignment of the Warrant substantially in the form attached to the form of Warrant annexed hereto as Exhibit A, duly executed by the Holder thereof, or by a duly authorized agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Definitive Warrant Certificate or Definitive Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3. New Warrants. A Warrant may be divided or combined with other Warrants upon presentation of the Warrant to the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its duly authorized agent or attorney. Subject to compliance with Section 5.1 and 5.2, as to any transfer which may be involved in such division or combination, the Company shall execute, and the Warrant Agent shall countersign and deliver, a new Definitive Warrant Certificate or Definitive Warrant Certificates in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

5.4. Service Charges. A service charge shall be made for any exchange or registration of transfer of Warrants, as negotiated between Company and Warrant Agent.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agent Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of the Warrant surrendered in connection therewith and shall be identical with such Warrant except as to the number of Warrant Shares issuable pursuant thereto.

6. Limitations on Exercise. A Warrant shall not be exercisable and the Company shall not be obligated to issue Warrant Shares and, subject to any obligations the Company may have under Section 3.1.5, shall have no obligation to net cash settle or cash settle such Warrant exercise, unless, at the time the Holder seeks to exercise the Warrant, a registration statement under the Securities Act of 1933, as amended, with respect to the Warrant Shares to be issued upon exercise of the Warrant is effective, a prospectus relating to the Warrant Shares issuable upon exercise of the Warrant is current and the Warrant Shares have been registered or qualified for sale or deemed to be exempt from registration or qualification under the laws of the state or other jurisdiction of residence of the Holder. A Warrant may not be exercised by, or securities issued to, the Holder in any state in which such exercise would be unlawful.

7. Concerning the Warrant Agent and Other Matters.

7.1. Concerning the Warrant Agent. The Warrant Agent:

a) shall have no duties or obligations other than those set forth herein and no duties or obligations shall be inferred or implied;

b) may rely on and shall be held harmless by the Company in acting upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and reasonably believed by it to be genuine and to have been made or signed by the proper party or parties;

c) may rely on and shall be held harmless by the Company in acting upon written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent;

d) may consult with counsel satisfactory to it (including counsel for the Company) and shall be held harmless by the Company in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

e) solely shall make the final determination as to whether or not a Warrant received by Warrant Agent is duly, completely and correctly executed, and Warrant Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by Warrant Agent hereunder in good faith and in accordance with its determination;

f) shall not be obligated to take any legal or other action hereunder which might, in its judgment, subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it; and

g) shall not be liable or responsible for any failure of the Company to comply with any of the Company’s obligations relating to the Registration Statement or this Warrant Agent Agreement, including without limitation obligations under applicable regulation or law.

7.2. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the Company or the persons requesting the registration or issuance, as provided herein and in the Warrants, shall have paid to the Warrant Agent the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

7.3. Resignation, Consolidation, or Merger of Warrant Agent.

7.3.1. Resignation of Warrant Agent and Appointment of Successor. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) calendar days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company may appoint in writing a successor Warrant Agent in place of the Warrant Agent, subject to the terms of the Warrants. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.3.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent not later than the effective date of any such appointment.

7.3.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act.

7.4. Fees and Expenses of Warrant Agent.

7.4.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between Company and Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder. One half of the total Warrant Agent fees (not including postage) must be paid upon execution of this Warrant Agent Agreement. The remaining half must be paid within fifteen (15) Business Days thereafter. An invoice for any out-of-pocket and/or per item fees incurred will be rendered to and payable by the Company within fifteen (15) Business Days of the date of said invoice. It is understood and agreed that all services to be performed by Warrant Agent shall cease if full payment for its services has not been received in accordance with the above schedule, and said services will not commence thereafter until all payment due has been received by Warrant Agent.

7.4.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

7.5. Liability of Warrant Agent.

7.5.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agent Agreement.

7.5.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, claims, losses, damages, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agent Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

7.5.3. Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Warrant Agent Agreement or the Warrant Agent’s duties hereunder or the rights of the Company, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company.

7.5.5. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of the Warrants or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to any Warrant or as to whether any Warrant Shares will, when issued, be validly issued and fully paid and nonassessable.

7.6. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agent Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

8. Miscellaneous Provisions.

8.1. Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2. Notices. Unless otherwise provided herein, any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Warrant Agent to or on the Company shall be given in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed, as follows:

Quotient Limited

Elizabeth House

9 Castle Street

St Helier

JE2 3RT

Jersey, Channel Islands

Attention: Paul Cowan

Facsimile: +44 1534 700 007

With Copies to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Alejandro E. Camacho and Per B. Chilstrom

Facsimile: 212-878-8375

Unless otherwise provided herein, any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Company to or on the Warrant Agent shall be given in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed, as follows:

Continental Stock Transfer & Trust Co.

17 Battery Place, 8th Floor

New York, New York 10004

Attn: Compliance Department

with a copy in each case to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue – 9th Floor

New York, New York 10022

8.3. Applicable Law. The validity, interpretation, and performance of this Warrant Agent Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agent Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4. Persons Having Rights under this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Warrant Agent Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agent Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

8.5. Examination of this Warrant Agent Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent in the City of New York, State of New York. The Warrant Agent may require any Holder requesting to inspect this Warrant Agent Agreement to submit his Warrant for inspection by it.

8.6. Counterparts. This Warrant Agent Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof.

8.8. Amendments. This Warrant Agent Agreement (other than Exhibit A hereto) may be amended or modified only by an instrument signed by the parties hereto. For the avoidance of doubt, the Warrants may be amended by the Company and, if required, the requisite percentage of Holders pursuant to their terms.

8.9. Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agent Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Warrant Agent Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Warrant Agent Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

8.11. Consequential Damages. Notwithstanding anything in this Warrant Agent Agreement to the contrary, neither party to this Warrant Agent Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Warrant Agent Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

8.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

8.13 Defined Terms; Certain Conflicts. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Warrants. In the event of any conflict between any provision in this Warrant Agency Agreement and in the Warrants related to the rights of any Holder, the provisions in the Warrants shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

QUOTIENT LIMITED

By:	/s/ Stephen Unger
Name: Stephen Unger
Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:	/s/ Monty Harry
Name: Monty Harry
Title: Vice President

Exhibit A

FORM OF WARRANT AGREEMENT

A-1

ORDINARY SHARE PURCHASE WARRANT

QUOTIENT LIMITED

Warrant Shares: 4,000,000	Issue Date: April 30, 2014

THIS ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Cede & Co. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date set forth above (the “Issue Date”) and on or prior to 5:30 P.M. New York City time on October 25, 2015 unless the same is extended pursuant to Section 5(j) at the sole option of the Company (as defined below) (the “Termination Date”) but not thereafter, to subscribe for and purchase from Quotient Limited, a company organized under the laws of Jersey (the “Company”), up to 4,000,000 ordinary shares (the “Warrant Shares”), of no par value per share (the “Ordinary Shares”), in the capital of the Company. The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein:

(a) “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the State of New York or Jersey, Channel Islands shall not be regarded as a Business Day.

(b) “National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

(c) “nonassessable” means, in relation to a Warrant Share, that the Exercise Price for that Warrant Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Warrant Share solely because of being the holder of such Warrant Share.

(d) “Registration Statement” means the Company’s Registration Statement on Form S-1, No. 333-194390, as amended (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended, of, among other securities, this Warrant and the Warrant Shares.

(e) “Trading Day” means any day on which the principal National Securities Exchange on which the Ordinary Shares are then listed or quoted is open for trading.

(f) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a National Securities Exchange, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the principal National Securities Exchange on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the Ordinary Shares are not then listed or quoted on a National Securities Exchange and if the Ordinary Shares are then listed or quoted for trading on the OTC Bulletin Board, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Ordinary Shares are not then listed or quoted for trading on a National Securities Exchange or the OTC Bulletin Board and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by Holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after July 24, 2014 and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain in the Warrant Register (as defined below) records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $8.80, subject to adjustment pursuant to Section 3 and 5(j) hereunder (the “Exercise Price”).

(c) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Subject to Section 5(e) of this Warrant, certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent for the Ordinary Shares (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares or credit such Holder’s balance account with DTC) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the VWAP on the date of exercise.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii) Closing of Books. The Company will not close its member books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for the avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split (consolidation)) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Ordinary Shares for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Ordinary Shares covered by Section 3(a) above) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (as defined below) in which the Company is not the surviving entity or the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the outstanding voting securities of the surviving entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Ordinary Shares covered by Section 3(a) above), (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of share capital or common stock of the successor or acquiring corporation or Ordinary Shares or other shares of share capital of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose share capital or stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that this Warrant shall be exercisable for the publicly traded shares or common stock of such Successor Entity, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. As used herein, (1) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (2) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into, (3) “Eligible Market” means the NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing), (4) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose share capital, common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction, and (5) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (e) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Subsequent Equity Sales.

(i) Except as provided in subsection (e)(iii) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (e)(ii)(l) through (e)(ii)(7) hereof, deemed to have issued or sold, any Ordinary Shares for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Trigger Issuance”), then, immediately after such Trigger Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

(ii) For purposes of this paragraph (e), the following paragraphs (e)(ii)(l) to (e)(ii)(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Ordinary Shares or any share or security convertible into or exchangeable for Ordinary Shares (such warrants, rights or options being called “Options” and such convertible or exchangeable shares or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Ordinary Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Ordinary Shares upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the

Exercise Price have been made pursuant to the other provisions of paragraph (e). No adjustment pursuant to this Section 3 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (e)(ii)(l) of this Section 3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (e)(ii)(l) or (e)(ii)(2), or the rate at which Convertible Securities referred to in paragraphs (e)(ii)(l) or (e)(ii)(2) are convertible into or exchangeable for Ordinary Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4) Share Dividends. Subject to the provisions of this paragraph (e), in case the Company shall declare a dividend or make any other distribution upon any share capital of the Company (other than the Ordinary Shares) payable in Ordinary Shares, Options or Convertible Securities, then any Ordinary Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Shares. In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Ordinary Shares, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black Scholes Option Pricing Model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(6) Record Date. In case the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Ordinary Shares for the purpose of this paragraph (e).

(iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of: (i) the issuance of securities upon the exercise or conversion of any Ordinary Shares, Options or Convertible Securities issued by the Company on or prior to the date hereof, (ii) the grant of Ordinary Shares, Options or Convertible Securities (including any amendments to such instruments) under any duly authorized Company share option plan, restricted share plan or share purchase plan whether now existing or hereafter approved by the Company and its shareholders in the future, and the issuance of Ordinary Shares in respect thereof, (iii) the issuance of securities in connection with a Strategic Transaction, (iv) issuances to lenders, or (v) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 3 (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues Ordinary Shares to a Person that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities.

(iv) Upon any adjustment to the Exercise Price pursuant to paragraph (e)(i) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. After the Issue Date, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the U.S. Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company, or an agent thereof, for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company, or an agent thereof, may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company may appoint the Transfer Agent as warrant agent to maintain the Warrant Register and, if so appointed, upon thirty (30) days notice to the Holder, the Company may appoint a successor warrant agent to maintain the Warrant Register.

(d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act of 1933, as amended, or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the National Securities Exchange upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Registration of Shares. The Company will use its best efforts to maintain the effectiveness of the Registration Statement and ensure that a current prospectus relating to the Warrant Shares is available for delivery to the Holder until the Termination Date. In addition, the Company will use its best efforts to register the Warrant Shares under the securities laws of the state or other jurisdiction of residence of the Holder, if permitted by the securities laws of such jurisdictions, in the event that an exemption is not available. This Warrant shall not be exercisable, and the Company shall not be obligated to issue Warrant Shares and, subject to any obligations the Company may have under Section 2(c)(iv), shall have no obligation to net cash settle or cash settle such Warrant exercise, unless, at the time the Holder seeks to exercise this Warrant, a registration statement under the Securities Act of 1933, as amended, with respect to the Warrant Shares to be issued upon exercise of this Warrant is effective, a prospectus relating to the Warrant Shares issuable upon exercise of this Warrant is current and the Warrant Shares have been registered or qualified for sale or deemed to be exempt from registration or qualification under the laws of the state or other jurisdiction of residence of the Holder. This Warrant may not be exercised by, or securities issued to, the Holder in any state in which such exercise would be unlawful.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York.

(g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(h) Notices. The Company shall provide the Holder with prompt written notice of all actions taken by the Company pursuant to this Warrant. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i)	if to the Company, to:

Elizabeth House

9 Castle Street

St Helier

JE2 3RT

Jersey, Channel Islands

Attention: Paul Cowan

Facsimile: +44 1534 700 007

With Copies to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Alejandro E. Camacho and Per B. Chilstrom

Facsimile: 212-878-8375

(ii)	if to the Holder,

at the address of the Holder appearing on the books of the Company.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders of Warrants representing 66 2/3% of the Warrant Shares issuable upon exercise of Warrants then outstanding. The foregoing notwithstanding, the Company may extend the Termination Date and reduce the Exercise Price without the consent of the Holders.

(l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

QUOTIENT LIMITED

By:
Name: Paul Cowan Title: Chief Executive Officer

[SIGNATURE PAGE TO WARRANT]

NOTICE OF EXERCISE

TO: QUOTIENT LIMITED

(1) The undersigned hereby elects to purchase [—] Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [—] all of or [—] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:                         ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.